UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        April 28, 2006
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On May 2, 2006, the Board of Directors, upon the recommendation of the Compensation Committee and a majority of the independent directors, approved the reinstatement of the salaries paid prior to its November 2004 cost containment action to the executive officers listed below, such reinstatements to be effective as of April 1, 2006:

Executive Officer	Title	Annual Salary
Alyn R. Holt	Chairman	$275,600
Robert E. Matthiessen	President and Chief Executive Officer	$317,242
Daniel J. Graham	GM-Manipulator & Docking Hardware Segment	$205,712

In addition, the Board of Directors, upon the recommendation of the Compensation Committee and a majority of the independent directors, approved the acceleration of the vesting of 3,750 shares of restricted stock previously granted to Messrs. Savarese and Endres, each such acceleration to be effective upon the termination of the respective director's service as described in Item 5.02 of this Report.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2006, Joseph A. Savarese, a member of the Board of Directors, confirmed to the Board of Directors that he will not stand for re-election as a director at the next annual meeting of stockholders.

In addition, on April 28, 2006, Richard O. Endres confirmed to the Board his intention to retire from the Board of Directors effective November 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   May 4, 2006